Exhibit 99.2

SPAR Group Announces First Quarter 2011 Shareholder Conference Call

TARRYTOWN, NY-- SPAR Group, Inc. (NASDAQ: SGRP) (the "Company" or "SPAR Group"), a leading supplier of retail merchandising and other marketing services throughout the United States and internationally, today announced that Gary Raymond, President and Chief Executive Officer, and Jim Segreto, Chief Financial Officer, will host a conference call on Wednesday May 11, 2011, at 11:00 a.m. Eastern Time. During the call management will discuss the company's First Quarter 2011 financial results.

Conference Call Details:
Date: Wednesday May 11, 2011
Time: 11:00 a.m. EST
Dial In-Number: 1-888-549-7735
International Dial-In Number: 1-480-629-9859

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 11:00 a.m. call. A telephonic replay of the conference call may be accessed approximately two hours after the call through May 18, 2011, by dialing 1-877-870-5176 or 1-858-384-5517 for international callers and entering the replay access code 4439623.

There will also be a simultaneous audio feed webcast and archived recording of the conference call available at http://www.sparinc.com under the "Investor Relations" menu section and "News Releases" sub-menu of the website or you may use the link audio feed and archived recording of the conference call available at http://viavid.net/dce.aspx?sid=00008614.

About SPAR Group

SPAR Group, Inc. is a diversified international merchandising and marketing Services Company that provides a broad array of services worldwide to help companies improve their sales, operating efficiency and profits at retail locations. SPAR Group provides product services, project services, in-store events, radio frequency identification ("RFID"), technology services and marketing research covering all product and trade classifications, including mass market, drug store, convenience store and grocery chains. Product services include product additions; placement, reordering, replenishment, labeling, evaluation and deletions, and project services include seasonal and special product promotions, product recalls and complete setups of departments and stores. The company operates throughout the United States and internationally in 9 of the most populated countries, including China and India. For more information, visit the SPAR Group's Web site at http://www.sparinc.com/.

Contact:

Company Contact:
James R. Segreto
SPAR Group, Inc.
(914) 332-4100

Investor Contact:
Chris Camarra
Alliance Advisors, LLC
(212) 398-3487
Email Contact